UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

EATON CORPORATION plc

(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
4.450% Senior Notes due 2030	ETN/30	New York Stock Exchange
3.625% Senior Notes due 2035	ETN/35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2025, the Board of Directors (the “Board”) of Eaton Corporation plc (the “Company”) increased its size from eleven to twelve members and elected Gerald Johnson to fill the resulting vacancy, effective immediately.  Mr. Johnson, 62, is the retired Executive Vice President, Global Manufacturing and Sustainability of General Motors Company, the global automobile manufacturer.  Mr. Johnson was appointed to serve on the Audit Committee and the Governance Committee of the Board.

Mr. Johnson will receive compensation pursuant to the Company’s standard arrangements for non-employee directors as described in its Proxy Statement for the 2025 Annual General Meeting of Shareholders, which was filed with the Securities and Exchange Commission (“SEC”) on March 14, 2025.  In connection with his election to the Board, Mr. Johnson will receive a Restricted Stock Unit (“RSU”) grant on August 7, 2025 representing a pro rata portion of the 2025 RSU award granted to all other non-employee directors on May 6, 2025.  His RSU grant will be the equivalent of $127,500 in Ordinary Shares, based on the 30-day average closing price of such shares leading up to the grant date.  This amount represents 75% of the full $170,000 2025 RSU award amount, reflecting the portion of the 2025 grant cycle that he will serve on the Board.

Both the Company and its wholly owned subsidiary, Eaton Corporation, have entered into standard indemnification agreements for the Company’s directors with Mr. Johnson, the forms of which were filed with the SEC on February 28, 2013 as Exhibits 10(bb) and 10(cc) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

There are no related party transactions involving Mr. Johnson that would require disclosure pursuant to Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which he was selected as a director of the Company.

A copy of the press release issued by the Company on July 23, 2025 announcing Mr. Johnson’s election is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release of Eaton Corporation plc dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: July 23, 2025	/s/ Lucy Clark Dougherty
Lucy Clark Dougherty Executive Vice President and Chief Legal Officer